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                                                                  EXHIBIT (k)(5)

                              PLAN OF DISTRIBUTION
                           VAN KAMPEN SENIOR LOAN FUND

         The plan set forth below (the "Distribution Plan") is the written plan contemplated by Rule 12b-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "1940 Act"), for the VAN KAMPEN SENIOR LOAN FUND (the "Fund"). This Distribution Plan describes the material terms and conditions under which assets of the Fund may be used in connection with financing distribution related activities with respect to each of its classes of shares of beneficial interest (the "Shares") designated as Class A Shares, Class B Shares and Class C Shares, each of which is offered and sold subject to a different combination of front-end sales charges, distribution fees, service fees and early withdrawal charges.(1) Classes of shares, if any, subject to a front-end sales charge and a distribution and/or service fee are referred to herein as "Front-End Classes" and the Shares of such classes are referred to herein as "Front-End Shares." Classes of shares, if any, subject to an early withdrawal charge and a distribution and/or a service fee are referred to herein as "EWC Classes" and Shares of such classes are referred to herein as "EWC Shares." Classes of shares, if any, subject to a front-end sales charge, an early withdrawal charge and a distribution and/or service fee are referred to herein as "Combination Classes" and Shares of such class are referred to herein as "Combination Shares."


         The Fund has adopted a service plan (the "Service Plan") pursuant to which the Fund is authorized to expend on an annual basis a portion of its average net assets attributable to any or each class of Shares in connection with the provision by the principal underwriter (within the meaning of the 1940
Act) of the Shares and by brokers, dealers and other financial intermediaries (collectively, "Financial Intermediaries") of personal services to holders of Shares and/or the maintenance of shareholder accounts. The Fund also has entered into a distribution and services agreement (the "Distribution and Services Agreement") with Van Kampen Funds Inc. (the "Distributor"), pursuant to which the Distributor acts as the principal underwriter with respect to each class of Shares and provides services to the Fund and acts as agent on behalf of the Fund in connection with the implementation of the Service Plan. The Distributor may enter into selling agreements (the "Selling Agreements") with Financial Intermediaries in order to implement the Distribution and Services Agreement, the Service Plan and this Distribution Plan.


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1        The Fund is authorized to offer multiple classes of shares pursuant to an exemptive order granted by the Securities and Exchange Commission and pursuant to a Rule 18f-3 Plan adopted under the 1940 Act. The Fund has agreed to comply with Rule 12b-1 under the 1940 Act as if the Fund were an open-end investment company.

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         1. The Fund hereby is authorized to pay the Distributor a distribution fee with respect to each class of its Shares to compensate the Distributor for activities which are primarily intended to result in the sale of such Shares ("distribution related activities") performed by the Distributor with respect to the respective class of Shares of the Fund. Such distribution related activities include without limitation: (a) printing and distributing copies of any prospectuses and annual and interim reports of the Fund (after the Fund has prepared and set in type such materials) that are used by such Distributor in connection with the offering of Shares; (b) preparing, printing or otherwise manufacturing and distributing any other literature or materials of any nature used by such Distributor in connection with promoting, distributing or offering the Shares; (c) advertising, promoting and selling Shares to broker-dealers, banks and the public; (d) distribution related overhead and the provision of information programs and shareholder services intended to enhance the attractiveness of investing in the Fund; (e) incurring initial outlay expenses in connection with compensating Financial Intermediaries for (i) selling EWC Shares and Combination Shares and (ii) providing personal services to shareholders and the maintenance of shareholder accounts of all classes of Shares, including paying interest on and incurring other carrying costs on funds borrowed to pay such initial outlays; and (f) acting as agent for the Fund in connection with implementing this Distribution Plan pursuant to the Selling Agreements.

         2. The amount of the distribution fee hereby authorized with respect to each class of Shares of the Fund shall be as follows:

         a. With respect to Class A Shares, the distribution fee authorized hereby and the service fee authorized pursuant to the Service Plan, in the aggregate, shall not exceed on an annual basis 0.25% of the Fund's average daily net assets attributable to Class A Shares sold on or after the date on which this Distribution Plan is first implemented with respect to Class A Shares. The Fund may pay a distribution fee as determined from time to time by its Board of Trustees in an annual amount not to exceed the lesser of (i) (A) 0.25% of the Fund's average daily net asset value during such year attributable to Class A Shares sold on or after the date on which this Distribution Plan was first implemented with respect to Class A Shares minus (B) the amount of the service fee with respect to the Class A Shares actually expended during such year by the Fund pursuant to the Service Plan and (ii) the actual amount of distribution related expenses incurred by the Distributor with respect to Class A Shares.

         b. With respect to Class B Shares, the distribution fee authorized hereby and the service fee authorized pursuant to the Service Plan, in the aggregate, shall not


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exceed on an annual basis 1.00% of the Fund's average daily net assets attributable to Class B Shares sold on or after the date on which this Distribution Plan is first implemented with respect to the Class B Shares. The Fund may pay a distribution fee with respect to the Class B Shares as determined from time to time by its Board of Trustees in an annual amount not to exceed the lesser of (A) 0.75% of the Fund's average daily net asset value during such year attributable to Class B Shares sold on or after the date on which this Distribution Plan is first implemented with respect to the Class B Shares and
(B) the actual amount of distribution related expenses incurred by the Distributor during such year plus prior unreimbursed distribution related expenses less the amount of any early withdrawal charge paid to the Distributor, in each case with respect to the Class B Shares sold on or after the date on which this Distribution Plan is first implemented with respect to the Class B Shares.

         c. With respect to Class C Shares, the distribution fee authorized hereby and the service fee authorized pursuant to the Service Plan, in the aggregate, shall not exceed on an annual basis 1.00% of the Fund's average daily net assets attributable to Class C Shares sold on or after the date on which this Distribution Plan is first implemented with respect to the Class C Shares. The Fund may pay a distribution fee with respect to the Class C Shares as determined from time to time by its Board of Trustees in an annual amount not to exceed the lesser of (A) 0.75% of the Fund's average daily net asset value during such year attributable to Class C Shares sold on or after the date on which this Distribution Plan is first implemented with respect to the Class C Shares and (B) the actual amount of distribution related expenses incurred by the Distributor during such year plus prior unreimbursed distribution related expenses less the amount of any early withdrawal charge paid to the Distributor, in each case with respect to the Class C Shares sold on or after the date on which this Distribution Plan is first implemented with respect to the Class C Shares.

         3. Payments pursuant to this Distribution Plan shall not be made more often than monthly upon receipt by the Fund of a separate written expense report with respect to each class of Shares setting forth the expenses qualifying for such reimbursement allocated to each class of Shares and the purposes thereof.

         4. In the event that amounts payable hereunder with respect to shares of Front-End Class do not fully reimburse the Distributor for its actual distribution related expenses with respect to the Shares of such class, there is no carryforward of reimbursement obligations to succeeding years. In the event the amounts payable hereunder with respect to shares of a EWC Class or a Combination Class do not fully reimburse the Distributor for its actual distribution related expenses with respect to the Shares of the respective class, such unreimbursed distribution expenses will be


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carried forward and paid by the Fund hereunder in future years so long as this
Distribution Plan remains in effect, subject to applicable laws and regulations. Reimbursements for distribution related expenses payable hereunder with respect to a particular class of Shares may not be used to subsidize the sale of Shares of any other class of Shares.

         5. The Fund shall not compensate the Distributor, and neither the Fund nor the Distributor shall compensate any Financial Intermediary, for any distribution related expenses incurred with respect to a class of Shares prior to the later of (a) the implementation of this Distribution Plan with respect to such class of Shares or (b) the date that such Financial Intermediary enters into a Selling Agreement with the Distributor.

         6. The Fund hereby authorizes the Distributor to enter into Selling Agreements with certain Financial Intermediaries to provide compensation to such Financial Intermediaries for activities and services of the type referred to in Paragraph 1 hereof. Prior to the implementation of a Selling Agreement, such agreement shall be approved by a majority of the Board of Trustees of the Trust and a majority of the Disinterested Trustees (within the meaning of the 1940
Act) by a vote cast in person at a meeting called for the purpose of voting on such Selling Agreements. The Distributor may reallocate all or a portion of its distribution fee to such Financial Intermediaries as compensation for the above-mentioned activities and services. Such reallocation shall be in an amount as set forth from time to time in the Fund's prospectus. Such Selling Agreements shall provide that the Financial Intermediaries shall provide the Distributor with such information as is reasonably necessary to permit the Distributor to comply with the reporting requirements set forth in Paragraphs 3 and 8 hereof.

         7. Subject to the provisions of this Distribution Agreement, the Fund is hereby authorized to pay a distribution fee to any person that is not an "affiliated person" or "interested person" of the Fund or its "investment adviser" or "principal underwriter" (as such terms are defined in the 1940 Act) who provides any of the foregoing services for the Fund. Such fee shall be paid only pursuant to written agreements between the Fund and such other person the terms of which permit payments to such person only in accordance with the provisions of this Distribution Agreement and which have the approval of a majority of the Disinterested Trustees by vote cast separately with respect to each class of Shares and cast in person at a meeting called for the purpose of voting on such written agreement.

         8. The Fund and the Distributor shall prepare separate written reports for each class of Shares and shall submit such reports to the Fund's Board of Trustees on a


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quarterly basis summarizing all payments made by them with respect to each class of Shares pursuant to this Distribution Plan, the Service Plan and the agreements contemplated hereby, the purposes for which such payments were made and such other information as the Board of Trustees or the Disinterested
Trustees may reasonably request from time to time, and the Board of Trustees shall review such reports and other information.

         9. This Distribution Plan shall become effective upon its approval by a majority of the Board of Trustees and a majority of the Disinterested Trustees by vote cast separately with respect to each class of Shares cast in person at a meeting called for the purpose of voting on this Distribution Plan.

         10. This Distribution Plan and any agreement contemplated hereby shall continue in effect beyond the first anniversary of its adoption by the Board of Trustees of the Fund only so long as (a) its continuation is approved at least annually in the manner set forth in paragraph 9 above and (b) the selection and nomination of those trustees of the Fund who are not "interested persons" of the Fund are committed to the discretion of such trustees.

         11. This Distribution Plan may be terminated with respect to a class of Shares without penalty at any time by a majority of the Disinterested Trustees or by a "majority of the outstanding voting securities" of the respective class of Shares of the Fund.

         12. This Distribution Plan may not be amended to increase materially the maximum amounts permitted to be expended hereunder except with the approval of a "majority of the outstanding voting securities" of the respective class of Shares of the Fund and may not be amended in any other material respect except with the approval of a majority of the Disinterested Trustees. Amendments required to conform this Distribution Plan to changes in the Rule or to other changes in the 1940 Act or the rules and regulations thereunder shall not be deemed to be material amendments.

         13. To the extent any service fees paid by the Fund pursuant to the Service Plan are deemed to be payments for the financing of any activity primarily intended to result in the sale of Shares issued by the Fund within the meaning of the Rule, the terms and provisions of such plan and any payments made pursuant to such plan hereby are authorized pursuant to this Distribution Plan in the amounts and for the purposes authorized in the Service Plan without any further action by the Board of Trustees or the shareholders of the Fund. To the extent the terms and provisions of the Service Plan conflict with the terms and provisions of this Distribution Plan, the


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terms and provisions of the Service Plan shall prevail with respect to amounts payable pursuant thereto. This paragraph 13 is adopted solely due to the uncertainty that may exist with respect to whether payments to be made by the Fund pursuant to the Service Plan constitute payments primarily intended to result in the sale of Shares issued by the Fund within the meaning of the Rule.

         14. The Trustees of the Trust have adopted this Distribution Plan as trustees under the Declaration of Trust of the Fund and the policies of the Fund adopted hereby are not binding upon any of the Trustees or shareholders of the Fund individually, but bind only the trust estate.

         Adopted as of February 3, 2005, to become effective upon the Fund issuing the new Class A Shares, Class B Shares and Class C Shares and redesignating the existing outstanding Class B Shares and Class C Shares as Class IB Shares and Class IC Shares, respectively.



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